WDM CHARTERED PROFESSIONAL ACCOUNTANTS

January 27, 2022

British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, B.C.
V7Y 1L2

SERVICE

INTEGRITY

TRUST

Re: Digatrade Financial Corp. ("the Company")
Notice Pursuant to NI 51-102 – Change of Auditor



As required by the National Instrument 51-102, we wish to advise that we have reviewed the "Notice of Change of Auditors" dated January 27, 2022, and confirm that, based on our knowledge of the information stated therein, we agree with the statements in the Notice.

In this regard, we confirm that there are no reportable events between the Company and our office as the former auditor of the Company, based on the information that we have on the Company at this time.

Yours truly,

WDM

Chartered Professional Accountants

WDM CHARTERED PROFESSIONAL ACCOUNTANTS

cc. Digatrade Financial Corp..

Q:\WINWORD\MIKEKAO\MKLETRS\Digatrade Financial Corp (Formerly Bit-X)\2021 - resignation auditor\Digatrade Financial Corp. - Letter to Regulators re Notice Change Auditors.docx

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